News Release
Contact:
James M. Sullivan
Executive Vice President and
Chief Financial Officer
+1 414-319-8509

JOY GLOBAL INC. ANNOUNCES LEADERSHIP SUCCESSION PLANS

Milwaukee, WI – March 14, 2013 – Joy Global Inc. (NYSE: JOY) today announced that Michael W. Sutherlin, President and Chief Executive Officer, has set plans to retire at the end of this year. In accordance with the company’s succession plan, the board has designated Edward (“Ted”) L. Doheny II, currently President and Chief Operating Officer of the Underground Mining Equipment division, to succeed Mr. Sutherlin. At that time, the Company will create a new position of corporate Chief Operating Officer to be assumed by Randal W. Baker, currently President and Chief Operating Officer of the Surface Mining Equipment division. In this role, Mr. Baker will oversee both the Surface Mining Equipment and the Underground Mining Equipment divisions.
Mr. Sutherlin commented, “I have thoroughly enjoyed my time at Joy Global, and appreciate the support from the Joy Global team, our customers and our shareholders. I believe that I leave the company with a strong team, with a commitment to performance excellence and well positioned for the future. Both Ted and Randy have been an instrumental part of our success to date, and they share the commitment to our strategy. As such, this will be a smooth and orderly transition. I feel that now is right for me to leave this wonderful company to spend long overdue time with my family and to work on some neglected hobbies.”
Mr. Sutherlin, 66, expects to formally retire on February 1, 2014. However, the transition in responsibilities to Mr. Doheny will be completed by December 2013 immediately following publication of the Company’s fiscal 2013 full year results.
Mr. Doheny, 50, has served as Executive Vice President of Joy Global and as President and COO of the Underground Mining Equipment division since 2006. Prior to joining Joy Global, he spent 20 years with Ingersoll-Rand Corporation in a series of senior executive positions of increasing responsibility. While there, Mr. Doheny served as President of Industrial Technologies from 2003 to 2005, President of Shared Services in 2003, and previously as President of the Air Solutions Group. Mr. Doheny holds a Bachelor’s degree in Engineering from Cornell University and a Master’s degree in Management from Purdue University.
Mr. Baker, 49, has served as Executive Vice President of Joy Global and as President and COO of the Surface Mining Equipment division since 2009. Before coming to Joy Global, Mr. Baker had 23 years of domestic and international marketing, operations, service support and quality systems experience in the construction, mining and agricultural equipment industries. Prior to joining Joy Global, Mr. Baker was President and CEO of Case IH Agriculture Inc. from 2004 to 2009, and from 2000 to 2004 he served as Vice President and General Manager of Komatsu Mining Systems. Mr. Baker holds a Bachelor of Science degree in mining engineering from South Dakota School of Mines and Technology.

100 E. Wisconsin Ave., Suite 2780 Milwaukee, WI 53202 Φ PO Box 554 Milwaukee, WI 53201-0554 Φ 414/319/8506

About Joy Global Inc.

Joy Global Inc. is a worldwide leader in manufacturing, servicing and distributing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “indicate,” “intend,” “may be,” “objective,” “plan,” “potential”  “predict,”  “will be,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements in this press release are based on our current expectations and are made only as of the date of this press release.  In addition, certain market outlook information is based on first-party sources that we cannot independently verify, but that we believe reliable.  We undertake no obligation to update forward-looking statements to reflect new information.  We cannot assure you the projected results or events will be achieved.  Because forward-looking statements involve risks and uncertainties, they are subject to change at any time.  Such risks and uncertainties, many of which are beyond our control, include, but are not limited to: (i) risks of international operations, including currency fluctuations, (ii) risks associated with acquisitions, (iii) risks associated with indebtedness, (iv) risks associated with the cyclical nature of our business, (v) risks associated with  the international and U.S. coal and copper commodity markets, (vi) risks associated with access to major purchased items, such as steel, castings, forgings and bearings, and (vii) risks associated with labor markets  and other risks, uncertainties and cautionary factors set forth in our public filings with the Securities and Exchange Commission.

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